Dividend Capital Diversified Property Fund Inc. 8-K
Exhibit 99.2

DIVIDEND CAPITAL
DIVERSIFIED PROPERTY FUND™

WHOLE FOODS MARKET

SECOND QUARTER 2016

PORTFOLIO PERFORMANCE & OPERATIONAL REVIEW

JUNE 30, 2016

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
Statements included in this portfolio performance and review package that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance or assumptions or forecasts related thereto) are forward looking statements. These statements are only predictions. We caution that forward looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward looking statements. Forward looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.
The forward looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to: the continuing impact of high unemployment and the slow economic recovery, which is having and may continue to have a negative effect on the following, among other things, the fundamentals of our business, including overall market demand and occupancy, tenant space utilization, and rental rates; the value of our real estate assets, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by our properties or on an unsecured basis; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); our ability to effectively raise and deploy proceeds from our equity offerings; risks associated with the availability and terms of debt and equity financing and refinancing and the use of debt to fund acquisitions and developments, including the risk associated with interest rates impacting the cost and/or availability of financing and refinancing; the business opportunities that may be presented to and pursued by us; changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts); changes in accounting principles, policies and guidelines applicable to real estate investment trusts; environmental, regulatory and/or safety requirements; and the availability and cost of comprehensive insurance, including coverage for terrorist acts and earthquakes. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward looking statements after the date of this supplemental package, whether as a result of new information, future events, changed circumstances or any other reason. You should review the risk factors contained in Part I, Item 1A of our 2015 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 3, 2016, and in our subsequent quarterly reports.
Please see the section titled “Definitions” at the end of this portfolio performance and review package for definitions of terms used herein.

Page | 2

PERFORMANCE
Dividend Capital Diversified Property Fund Inc. is a daily NAV-based REIT and has invested in a diverse portfolio of real property and real estate related investments. As used herein, “the Portfolio,” “we,” “our” and “us” refer to Dividend Capital Diversified Property Fund Inc. and its consolidated subsidiaries and partnerships except where the context otherwise requires.
Quarter Highlights

•	Total return of 1.44% for the quarter; 4.93% for the last 12 months.

•	Purchased one retail property in South Florida for $66.5 million.

•	Percentage leased of 90.2% as of June 30, 2016 (if weighted by the fair value of each segment, our portfolio was 92.0% leased as of June 30, 2016).

•	Paid weighted-average distribution of $0.0893/share.

Shareholder Returns						Key Statistics
	Q2 2016	Year-to-Date	1-Year	3-Year	Since Inception (9/30/12) - Annualized(5)		As of June 30, 2016
						Fair Value(1) of Investments	$2,298.3 million
						Number of Real Properties	58
						Number of Real Property Markets	20
						Total Square Feet	9.3 million
Distribution returns(3)(4)	1.22%	2.42%	4.95%	5.15%	5.22%	Number of Tenants	Approximately 550
Net change in NAV, per share(4)	0.22%	(1.24)%	(0.02)%	2.56%	2.83%	Percentage Leased	90.2%
Total return(4)(5)	1.44%	1.18%	4.93%	7.71%	8.05%	Debt to Fair Value of Investments	44.4%

(1)
As determined in accordance with our Valuation Procedures, filed as Exhibit 99.1 to our 2015 Annual Report on Form 10-K. See a discussion of some of the differences between the definition of "fair value" of our real estate assets as used in our Valuation Procedures and in this document versus GAAP values in the section titled "Definitions" beginning on page 24. For a description of key assumptions used in calculating the value of our real properties as of June 30, 2016, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our Q2 2016 Quarterly Report on Form 10-Q.

(2)	Any market for which we do not show a corresponding percentage of our total fair value comprises 1% or less of the total fair value of our real property portfolio.

(3)
Represents the compounded return realized from reinvested distributions before class specific expenses. We pay our dealer manager (1) a dealer manager fee equal to 1/365th of 0.60% of our NAV per share for Class A shares and Class W shares for each day, (2) a dealer manager fee equal to 1/365th of 0.10% of our NAV per share for Class I shares for each day and (3) for Class A shares only, a distribution fee equal to 1/365th of 0.50% of our NAV per share for Class A shares for each day.

(4)
Excludes the impact of up-front commissions paid with respect to certain Class A shares. We pay selling commissions on Class A shares sold in the primary offering of up to 3.0% of the public offering price per share, which may be higher or lower due to rounding. Selling commissions may be reduced or eliminated to or for the account of certain categories of purchasers.

(5)
Total return represents the compound annual rate of return assuming reinvestment of all dividend distributions. Past performance is not a guarantee of future results. Q4 2012 represents the first full quarter for which we have complete NAV return data. As such, we use 9/30/12 as “inception” for the purpose of calculating cumulative returns since inception.

Page | 3

FINANCIAL HIGHLIGHTS
Amounts in thousands, except per share information and percentages.

	As of or For the Three Months Ended					As of or For the Six Months Ended
Selected Operating Data (as adjusted) (1)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	June 30, 2016	June 30, 2015
Total revenues	$52,939	$55,782	$56,298	$53,661	$52,659	$108,721	$115,241
Net income (loss)	135	48,238	776	(1,425)	107	48,373	132,308
Real property net operating income ("NOI") (2)	37,070	39,226	38,793	37,977	37,668	76,296	81,918
Portfolio Statistics
Operating properties	58	57	60	59	58	58	58
Square feet	9,333	9,253	10,133	9,763	9,493	9,333	9,493
Percentage leased at end of period	90.2%	90.2%	90.1%	88.8%	87.5%	90.2%	87.5%
Earnings Per Share
Net income (loss) per share	$0.00	$0.27	$0.00	(0.00)	$0.00	$0.27	$0.68
Funds from Operations ("FFO") per share (3)	$0.12	$0.15	$0.12	$0.11	$0.10	$0.26	$0.23
Company-defined FFO per share (3)	$0.12	$0.12	$0.13	$0.12	$0.10	$0.24	$0.24
Weighted average number of common shares outstanding - basic	161,209	163,954	166,352	174,290	183,157	162,581	181,247
Weighted average number of common shares outstanding - diluted	173,669	176,690	179,203	187,279	196,267	175,179	194,029
Net Asset Value ("NAV") (4)
NAV per share at the end of period	$7.37	$7.36	$7.47	$7.42	$7.38	$7.37	$7.38
Weighted average distributions per share	$0.0893	$0.0894	$0.0894	$0.0895	$0.0896	$0.1785	$0.1793
Weighted average closing dividend yield - annualized	4.84%	4.86%	4.79%	4.83%	4.86%	4.84%	4.86%
Weighted average total return for the period	1.44%	(0.25)%	1.90%	1.75%	2.19%	1.18%	5.48%
Aggregate fund NAV at end of period	$1,264,858	$1,276,263	$1,317,839	$1,315,976	$1,439,393	$1,264,858	$1,439,393
Consolidated Debt
Leverage (5)	44%	42%	45%	43%	36%	44%	36%
Weighted average stated interest rate of total borrowings	3.6%	4.2%	4.1%	4.3%	4.8%	3.6%	4.8%
Secured borrowings	$465,292	$513,053	$588,849	$544,904	$575,275	$465,292	$575,275
Secured borrowings as % of total borrowings	45%	54%	53%	54%	70%	45%	70%
Unsecured borrowings	$561,000	$432,000	$517,000	$459,000	$250,000	$561,000	$250,000
Unsecured borrowings as % of total borrowings	55%	46%	47%	46%	30%	55%	30%
Fixed rate borrowings (6)	$835,580	$913,053	$956,394	$920,590	$817,205	$835,580	$817,205
Fixed rate borrowings as % of total borrowings	81%	97%	86%	92%	99%	81%	99%
Floating rate borrowings	$190,712	$32,000	$149,455	$83,314	$8,070	$190,712	$8,070
Floating rate borrowings as % of total borrowings	19%	3%	14%	8%	1%	19%	1%
Total borrowings	$1,026,292	$945,053	$1,105,849	$1,003,904	$825,275	$1,026,292	$825,275
Net GAAP adjustments (7)	$(5,173)	$(5,039)	$(8,080)	$(7,138)	$(7,786)	$(5,173)	$(7,786)
Total borrowings (GAAP Basis)	$1,021,119	$940,014	$1,097,769	$996,766	$817,489	$1,021,119	$817,489

(1)
Certain asset and liability amounts in this table and throughout this document are presented inclusive of amounts relating to real properties that have been classified as held for sale in our GAAP financial statements.

(2)	For a reconciliation of NOI to GAAP net income, see the section titled "Results From Operations" beginning on page 12.

(3)	For a reconciliation of FFO and Company-Defined FFO to GAAP net income, see the section titled “Funds From Operations” beginning on page 10.

(4)
As determined in accordance with our Valuation Procedures, filed as Exhibit 99.1 to our 2015 Annual Report on Form 10-K. See a discussion of some of the differences between the definition of "fair value" of our real estate assets as used in our Valuation Procedures and in this document versus GAAP values in the section titled "Definitions" beginning on page 24. For a description of key assumptions used in calculating the value of our real properties as of June 30, 2016, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our Q2 2016 Quarterly Report on Form 10-Q.

(5)	Leverage presented represents the total principal outstanding under our total borrowings divided by the fair value of our real property and debt investments.

(6)	Fixed rate borrowings presented includes floating rate borrowings that are effectively fixed by a derivative instrument such as a swap through maturity or substantially through maturity.

(7)
Net GAAP adjustments include net deferred issuance costs, mark-to-market adjustments on assumed debt, and principal amortization on restructured debt. These items are included in mortgage notes and other secured borrowings and unsecured borrowings in our condensed consolidated balance sheets in accordance with GAAP.

Page | 4

NET ASSET VALUE
The following table sets forth the components of NAV for the Portfolio as of the end of each of the five quarters ending June 30, 2016, as determined in accordance with our valuation procedures. For information about the valuation procedures and key assumptions used in these calculations, please refer to our Annual Report on Form 10-K or Quarterly Report on Form 10-Q for the applicable period. As used below, “Fund Interests” means our Class E shares, Class A shares, Class W shares, and Class I shares, along with the OP Units held by third parties, and “Aggregate Fund NAV” means the NAV of all of the Fund Interests (amounts in thousands except per share information).

	As of
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Real properties:
Office	$1,192,700	$1,184,385	$1,378,635	$1,356,600	$1,308,600
Industrial	85,550	85,650	90,250	88,050	86,850
Retail	1,020,050	951,700	950,925	872,300	835,320
Total real properties	2,298,300	2,221,735	2,419,810	2,316,950	2,230,770
Debt related investments	15,469	15,596	15,722	27,775	56,548
Total investments	2,313,769	2,237,331	2,435,532	2,344,725	2,287,318
Cash and other assets, net of other liabilities	(19,238)	(12,695)	(14,069)	(26,734)	(25,014)
Debt obligations	(1,026,292)	(945,053)	(1,098,853)	(997,517)	(818,417)
Outside investors' interests	(3,381)	(3,320)	(4,771)	(4,498)	(4,494)
Aggregate Fund NAV	$1,264,858	$1,276,263	$1,317,839	$1,315,976	$1,439,393
Total Fund Interests outstanding	171,526	173,445	176,490	177,468	195,153
NAV per Fund Interest	$7.37	$7.36	$7.47	$7.42	$7.38

Page | 5

NET ASSET VALUE (continued)
The following table sets forth the quarterly changes to the components of NAV for the Portfolio, for each of the most recent four quarters, for the twelve month period ended June 30, 2016, and for the six months ended June 30, 2016 (amounts in thousands, except per share information):

	Three Months Ended					Six Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	Previous Four Quarters	June 30, 2016
NAV as of beginning of period	$1,276,263	$1,317,839	$1,315,976	$1,439,393	$1,439,393	$1,317,839
Fund level changes to NAV
Realized/unrealized (losses) gains on net assets	(3,990)	(25,662)	4,239	5,149	(20,264)	(29,652)
Income accrual	26,083	26,372	25,131	23,391	100,977	52,455
Dividend accrual	(15,525)	(15,802)	(15,997)	(16,747)	(64,071)	(31,327)
Advisory fee	(3,657)	(3,758)	(3,851)	(3,847)	(15,113)	(7,415)
Performance based fee	—	—	(187)	(364)	(551)	—
Class specific changes to NAV
Dealer Manager fee	(89)	(85)	(77)	(71)	(322)	(174)
Distribution fee	(17)	(17)	(15)	(13)	(62)	(34)
NAV as of end of period before share sale/redemption activity	$1,279,068	$1,298,887	$1,325,219	$1,446,891	$1,439,987	$1,301,692
Share sale/redemption activity
Shares sold	46,228	14,008	17,244	12,201	89,681	60,236
Shares redeemed	(60,438)	(36,632)	(24,624)	(143,116)	(264,810)	(97,070)
NAV as of end of period	$1,264,858	$1,276,263	$1,317,839	$1,315,976	$1,264,858	$1,264,858
Shares outstanding beginning of period	173,445	176,490	177,468	195,153	195,153	176,490
Shares sold	6,265	1,886	2,323	1,650	12,124	8,151
Shares redeemed	(8,185)	(4,931)	(3,301)	(19,335)	(35,752)	(13,116)
Shares outstanding end of period	171,525	173,445	176,490	177,468	171,525	171,525
NAV per share as of beginning of period	$7.36	$7.47	$7.42	$7.38	$7.38	$7.47
Change in NAV per share	0.01	(0.11)	0.05	0.04	(0.01)	(0.10)
NAV per share as of end of period	$7.37	$7.36	$7.47	$7.42	$7.37	$7.37

Page | 6

PORTFOLIO PROFILE
As of June 30, 2016, our real property investments were geographically diversified across 20 markets throughout the United States. The following table presents information about the operating results and fair value of our real property portfolio as of or for the three months ended June 30, 2016 (dollar and square footage amount in thousands).

As of or for the three months ended June 30, 2016	Office	Industrial	Retail	Total
Number of investments	17	6	35	58
Square footage	3,581	1,909	3,843	9,333
Percentage leased at period end	90.4%	80.4%	94.9%	90.2%
Revenue	$30,983	$1,534	$20,185	$52,702
Net operating income ("NOI") (1)	$20,846	$1,110	$15,114	$37,070
% of total NOI	56.2%	3.0%	40.8%	100.0%
NOI - cash basis (2)	$21,690	$1,120	$14,187	$36,997
Fair Value (3)	$1,192,700	$85,550	$1,020,050	$2,298,300
% of total Fair Value	51.9%	3.7%	44.4%	100.0%

(1)	For a reconciliation of NOI to GAAP net income, see the section titled "Results From Operations" beginning on page 12.

(2)	For a reconciliation of NOI - Cash Basis to NOI and to GAAP net income, see the section titled “Results From Operations” beginning on page 12.

(3)
As determined in accordance with our Valuation Procedures, filed as Exhibit 99.1 to our 2015 Annual Report on Form 10-K. See a discussion of some of the differences between the definition of "fair value" of our real estate assets as used in our Valuation Procedures and in this document versus GAAP values in the section titled "Definitions" beginning on page 24. For a description of key assumptions used in calculating the value of our real properties as of June 30, 2016, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our Q2 2016 Quarterly Report on Form 10-Q.

Page | 7

BALANCE SHEETS
The following table presents our consolidated balance sheets, as adjusted, as of the end of each of the five quarters ended June 30, 2016. Certain asset and liability amounts in this table are presented inclusive of amounts relating to real properties that have been classified as held for sale in our GAAP financial statements (dollar amounts in thousands):

	As of
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
ASSETS
Investments in real property	$2,240,520	$2,164,290	$2,380,174	$2,270,746	$2,199,150
Accumulated depreciation and amortization	(469,341)	(448,994)	(505,957)	(489,395)	(473,526)
Total net investments in real property	1,771,179	1,715,296	1,874,217	1,781,351	1,725,624
Debt related investments, net	15,469	15,596	15,722	27,775	56,548
Total net investments	1,786,648	1,730,892	1,889,939	1,809,126	1,782,172
Cash and cash equivalents	17,088	11,675	15,769	15,186	28,919
Restricted cash	17,219	16,281	18,394	20,258	19,026
Other assets, net	33,344	35,625	36,789	40,069	40,669
Total Assets	$1,854,299	$1,794,473	$1,960,891	$1,884,639	$1,870,786
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes and other secured borrowings	$464,564	$512,753	$585,864	$543,154	$573,122
Unsecured borrowings	556,555	427,261	511,905	453,613	244,366
Intangible lease liabilities, net	62,909	62,339	63,874	58,649	54,994
Other liabilities	85,371	67,247	73,297	84,128	99,461
Total Liabilities	1,169,399	1,069,600	1,234,940	1,139,544	971,943
Equity:
Stockholders' equity:
Common stock	1,595	1,613	1,641	1,650	1,821
Additional paid-in capital	1,430,673	1,449,364	1,470,859	1,479,403	1,607,115
Distributions in excess of earnings	(817,920)	(803,594)	(832,681)	(818,531)	(802,620)
Accumulated other comprehensive loss	(22,848)	(19,429)	(11,014)	(14,985)	(9,405)
Total stockholders' equity	591,500	627,954	628,805	647,537	796,911
Noncontrolling interests	93,400	96,919	97,146	97,558	101,932
Total Equity	684,900	724,873	725,951	745,095	898,843
Total Liabilities and Equity	$1,854,299	$1,794,473	$1,960,891	$1,884,639	$1,870,786

Page | 8

STATEMENTS OF OPERATIONS
The following table presents our condensed consolidated statements of operations, as adjusted, for each of the five quarters ended June 30, 2016, and for the six months ended June 30, 2016 and 2015 (amounts in thousands, except per share data):

	Three Months Ended					Six Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	June 30, 2016	June 30, 2015
REVENUE:
Rental revenue	$52,702	$55,544	$54,970	$52,854	$51,075	$108,246	$110,454
Debt related income	237	238	1,328	807	1,584	475	4,787
Total Revenue	52,939	55,782	56,298	53,661	52,659	108,721	115,241
EXPENSES:
Rental expense	15,632	16,318	16,177	14,877	13,407	31,950	28,536
Real estate depreciation and amortization expense	20,198	19,835	21,710	20,851	19,738	40,034	40,554
General and administrative expenses	2,338	2,621	2,564	2,477	2,944	4,958	5,680
Advisory fees, related party	3,671	3,765	4,062	4,225	4,497	7,436	8,796
Acquisition-related expenses	474	51	1,385	476	358	525	783
Impairment of real estate property	—	587	—	6,500	224	587	1,624
Total Operating Expenses	42,313	43,177	45,898	49,406	41,168	85,490	85,973
Other Income (Expenses):
Interest and other income	(69)	58	693	704	163	(11)	797
Interest expense	(10,422)	(10,961)	(11,301)	(10,951)	(11,275)	(21,383)	(25,256)
Gain (loss) on extinguishment of debt and financing commitments	—	5,136	—	—	(272)	5,136	(1,168)
Gain on sale of real property	—	41,400	984	4,567	—	41,400	128,667
Net Income (Loss)	135	48,238	776	(1,425)	107	48,373	132,308
Net (income) loss attributable to noncontrolling interests	(18)	(4,456)	(46)	1,297	(37)	(4,474)	(8,655)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$117	$43,782	$730	$(128)	$70	$43,899	$123,653
NET INCOME (LOSS) PER BASIC AND DILUTED COMMON SHARE	$0.00	$0.27	$0.00	$(0.00)	$0.00	$0.27	$0.68
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	161,209	163,954	166,352	174,290	183,157	162,581	181,247
Diluted	173,669	176,690	179,203	187,279	196,267	175,179	194,029
Weighted average distributions declared per common share	0.0893	0.0894	0.0894	0.0895	0.0896	0.1785	0.1793

Page | 9

FUNDS FROM OPERATIONS
The following tables present NAREIT-Defined Funds From Operations (“FFO”) and Company-defined FFO for each of the five quarters ended June 30, 2016, and for the six months ended June 30, 2016 and 2015 (amounts in thousands except for per share amounts and percentages):

	Three Months Ended					Six Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	June 30, 2016	June 30, 2015
Reconciliation of net earnings to FFO:
Net income (loss) attributable to common stockholders	$117	$43,782	$730	$(128)	$70	$43,899	$123,653
Add (deduct) NAREIT-defined adjustments:
Depreciation and amortization expense	20,198	19,835	21,710	20,851	19,738	40,034	40,554
Gain on disposition of real property	—	(41,400)	(984)	(4,567)	—	(41,400)	(128,667)
Impairment of real estate property	—	587	—	6,500	224	587	1,624
Noncontrolling interests' share of adjustments	(1,481)	1,376	(1,588)	(2,891)	(1,435)	(104)	5,375
FFO attributable to common shares-basic	18,834	24,180	19,868	19,765	18,597	43,016	42,539
FFO attributable to dilutive OP units	1,456	1,878	1,535	1,473	1,331	3,334	2,993
FFO attributable to common shares-diluted	$20,290	$26,058	$21,403	$21,238	$19,928	$46,350	$45,532
FFO per share-basic and diluted	$0.12	$0.15	$0.12	$0.11	$0.10	$0.26	$0.23
FFO payout ratio	76%	61%	75%	79%	88%	67%	76%

Reconciliation of FFO to Company-Defined FFO:
FFO attributable to common shares-basic	$18,834	$24,180	$19,868	$19,765	$18,597	$43,016	$42,539
Add (deduct) our adjustments:
Acquisition-related expenses	474	51	1,385	476	358	525	783
Loss (gain) on extinguishment of debt and financing commitments	—	(5,136)	—	—	272	(5,136)	1,168
(Gain) loss on derivatives	—	—	(3)	117	(128)	—	(117)
Noncontrolling interests' share of our adjustments	(34)	1,326	(99)	(41)	(34)	1,291	(120)
Company-Defined FFO attributable to common shares-basic	19,274	20,421	21,151	20,317	19,065	39,696	44,253
Company-Defined FFO attributable to dilutive OP units	1,490	1,586	1,634	1,514	1,365	3,076	3,113
Company-Defined FFO attributable to common shares-diluted	$20,764	$22,007	$22,785	$21,831	$20,430	$42,772	$47,366
Company-Defined FFO per share-basic and diluted	$0.12	$0.12	$0.13	$0.12	$0.10	$0.24	$0.24
Weighted average number of shares outstanding
Basic	161,209	163,954	166,352	174,290	183,157	162,581	181,247
Diluted	173,669	176,690	179,203	187,279	196,267	175,179	194,029

Page | 10

FUNDS FROM OPERATIONS (continued)
The following table presents certain other supplemental information for each of the five quarters ended June 30, 2016, and for the six months ended June 30, 2016 and 2015 (amounts in thousands):

	Three Months Ended					Six Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	June 30, 2016	June 30, 2015
Other Supplemental Information
Capital expenditures summary
Recurring capital expenditures (1)	$8,212	$6,280	$3,152	$2,476	$3,871	$14,492	$6,666
Non-recurring capital expenditures (2)	694	988	1,167	311	255	1,682	516
Total capital expenditures	8,906	7,268	4,319	2,787	4,126	16,174	7,182
Other non-cash adjustments
Straight-line rent decrease to rental revenue	205	240	291	286	43	446	398
Amortization of above- and below- market rent (increase) to rental revenue	(283)	(268)	(197)	(130)	(133)	(551)	(487)
Amortization of loan costs and hedges - increase to interest expense	910	1,058	983	996	1,021	1,968	2,122
Amortization of mark-to-market adjustments on borrowings - (decrease) to interest expense	(32)	(581)	(608)	(463)	(268)	(613)	(533)
Total other non-cash adjustments	$800	$449	$469	$689	$663	$1,250	$1,500

(1)
Recurring capital expenditures include lease incentives. Unlike other capital expenditures, we record lease incentives as other assets in our balance sheet and we classify payments for lease incentives as cash used in operating activities in our statement of cash flows.

(2)
Amounts presented as non-recurring capital expenditures for the three months ended September 30, 2015 exclude a payment of $12.0 million to terminate a purchase option previously held by a third party related to an office property in Northern New Jersey. We accounted for the payment as an investment in real property.

Page | 11

RESULTS FROM OPERATIONS
The following tables present revenue and net operating income (“NOI”) of our three operating segments for each of the five quarters ending June 30, 2016, and for the six months ended June 30, 2016 and 2015. Our same store portfolio includes all operating properties owned for the entirety of all periods presented, and includes 49 properties acquired prior to January 1, 2015, and owned through June 30, 2016, comprising approximately 7.9 million square feet (amounts in thousands):

	Three Months Ended					Six Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	June 30, 2016	June 30, 2015
Revenue:
Same store real property:
Office	$24,650	$24,281	$24,059	$24,580	$24,576	$48,931	$49,926
Industrial	1,534	1,711	1,525	1,424	1,438	3,245	3,066
Retail	16,176	16,273	16,067	15,706	15,870	32,450	34,634
Total same store real property revenue	42,360	42,265	41,651	41,710	41,884	84,626	87,626
2015/2016 Acquisitions/Dispositions	10,342	13,279	13,319	11,144	9,191	23,620	22,828
Total	$52,702	$55,544	$54,970	$52,854	$51,075	$108,246	$110,454
NOI:
Same store real property:
Office	$17,002	$16,666	$16,110	$16,579	$17,308	$33,669	$35,134
Industrial	1,123	1,267	1,099	951	1,019	2,390	2,130
Retail	12,282	12,379	12,273	12,125	12,441	24,662	25,844
Total same store real property NOI	30,407	30,312	29,482	29,655	30,768	60,721	63,108
2015/2016 Acquisitions/Dispositions	6,663	8,914	9,311	8,322	6,900	15,575	18,810
Total	$37,070	$39,226	$38,793	$37,977	$37,668	$76,296	$81,918
NOI - cash basis:
Same store real property:
Office	$18,247	$17,744	$17,153	$17,503	$18,060	$35,991	$36,543
Industrial	1,133	1,271	1,033	931	981	2,404	2,021
Retail	11,687	11,874	11,744	11,589	11,904	23,561	24,689
Total same store real property NOI - cash basis	31,067	30,889	29,930	30,023	30,945	61,956	63,253
2015/2016 Acquisitions/Dispositions	5,930	8,315	8,967	8,116	6,640	14,245	18,531
Total	$36,997	$39,204	$38,897	$38,139	$37,585	$76,201	$81,784

Page | 12

RESULTS FROM OPERATIONS (continued)
The following tables present a reconciliation of NOI - Cash Basis and NOI of our three operating segments to GAAP net income attributable to common stockholders for each of the five quarters ending June 30, 2016, and for the six months ended June 30, 2016 and 2015 (amounts in thousands):

	Three Months Ended					Six Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	June 30, 2016	June 30, 2015
NOI - cash basis	$36,997	$39,204	$38,897	$38,139	$37,585	$76,201	$81,784
Straight line rent	(205)	(240)	(291)	(286)	(43)	(446)	(398)
Net amortization of above- and below-market lease assets and liabilities, and other non-cash adjustments to rental revenue	278	262	187	124	126	541	532
NOI	$37,070	$39,226	$38,793	$37,977	$37,668	$76,296	$81,918
Debt related income	237	238	1,328	807	1,584	475	4,787
Real estate depreciation and amortization expense	(20,198)	(19,835)	(21,710)	(20,851)	(19,738)	(40,034)	(40,554)
General and administrative expenses	(2,338)	(2,621)	(2,564)	(2,477)	(2,944)	(4,958)	(5,680)
Advisory fees, related party	(3,671)	(3,765)	(4,062)	(4,225)	(4,497)	(7,436)	(8,796)
Acquisition-related expenses	(474)	(51)	(1,385)	(476)	(358)	(525)	(783)
Impairment of real estate property	—	(587)	—	(6,500)	(224)	(587)	(1,624)
Interest and other income	(69)	58	693	704	163	(11)	797
Interest expense	(10,422)	(10,961)	(11,301)	(10,951)	(11,275)	(21,383)	(25,256)
Gain (loss) on extinguishment of debt and financing commitments	—	5,136	—	—	(272)	5,136	(1,168)
Gain on sale of real property	—	41,400	984	4,567	—	41,400	128,667
Net (income) loss attributable to noncontrolling interests	(18)	(4,456)	(46)	1,297	(37)	(4,474)	(8,655)
Net income (loss) attributable to common stockholders	$117	$43,782	$730	$(128)	$70	$43,899	$123,653
The following tables present details regarding our capital expenditures for each of the five quarters ending June 30, 2016, and for the six months ended June 30, 2016 and 2015 (amounts in thousands):

	Three Months Ended					Six Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	June 30, 2016	June 30, 2015
Recurring capital expenditures:
Land and building improvements	$1,729	$1,294	$1,425	$1,035	$1,850	$3,023	$2,698
Tenant improvements	1,459	4,100	1,178	607	1,503	5,559	3,003
Leasing costs (1)	5,024	886	549	834	518	5,910	965
Total recurring capital expenditures	$8,212	$6,280	$3,152	$2,476	$3,871	$14,492	$6,666
Non-recurring capital expenditures:
Land and building improvements (2)	$374	$304	$665	$50	$29	$678	$44
Tenant improvements	256	529	320	219	42	785	247
Leasing costs	64	155	182	42	184	219	225
Total non-recurring capital expenditures	$694	$988	$1,167	$311	$255	$1,682	$516

(1)
Recurring leasing costs include lease incentives. Unlike other capital expenditures, we record lease incentives as other assets in our balance sheet and we classify payments for lease incentives as cash used in operating activities in our statement of cash flows.

(2)
Amounts presented as non-recurring capital expenditures for land and building improvements for the three months ended September 30, 2015 exclude a payment of $12.0 million to terminate a purchase option previously held by a third party related to an office property in Northern New Jersey. We accounted for the payment as an investment in real property.

Page | 13

FINANCE & CAPITAL
The following table describes certain information about our capital structure. Amounts reported as financing capital are presented on a GAAP basis. Amounts reported as equity capital are presented based on the NAV as of June 30, 2016 (shares and dollar amounts other than price per share / unit in thousands).

FINANCING:	As of June 30, 2016
Mortgage notes	$464,564
Unsecured line of credit	208,538
Unsecured term loans	348,017
Total Financing	$1,021,119

EQUITY:	Shares / Units	Percentage of Aggregate Shares and Units Outstanding	NAV Per Share / Unit	Value
Class E Common Stock	126,473	73.7%	$7.37	$932,642
Class A Common Stock	1,884	1.1%	7.37	13,894
Class W Common Stock	2,119	1.2%	7.37	15,627
Class I Common Stock (1)	28,780	16.8%	7.37	212,220
Class E OP Units	12,269	7.2%	7.37	90,475
Total/Weighted Average	171,525	100.0%	$7.37	$1,264,858
Joint venture partners' noncontrolling interests				3,381
Total Equity				1,268,239
TOTAL CAPITALIZATION				$2,289,358

(1)	Amounts reported do not include approximately 412,800 restricted stock units granted to the Advisor that remain unvested as of June 30, 2016.

Page | 14

FINANCE & CAPITAL (continued)

The following table presents a summary of our borrowings as of June 30, 2016 (dollar amounts in thousands):

	Outstanding Principal Balance	Weighted Average Stated Interest Rate	Gross Investment Amount Securing Borrowings (1)
Fixed-rate mortgages (2)	$465,292	5.2%	$801,064
Total secured borrowings	465,292	5.2%	801,064
Line of credit (3)	211,000	1.9%	N/A
Term loans (3)	350,000	2.6%	N/A
Total unsecured borrowings	561,000	2.4%	N/A
Total borrowings	$1,026,292	3.6%	N/A
Less: net debt issuance costs	(5,864)
Add: mark-to-market adjustment on assumed debt	691
Total borrowings (GAAP basis)	$1,021,119

(1)
“Gross Investment Amount” as used here and throughout this document represents the allocated gross basis of real property, calculated in accordance with GAAP, inclusive of the effect of gross intangible lease liabilities totaling approximately $95.3 million and before accumulated depreciation and amortization of approximately $469.3 million as of June 30, 2016.

(2)
As of June 30, 2016, Fixed-rate mortgages included one floating rate mortgage note subject to an interest rate spread of 1.60% over one-month LIBOR, which we have effectively fixed using an interest rate swap at 3.051% for the term of the borrowing.

(3)
$403.3 million of our unsecured floating rate borrowings are effectively fixed by the use of fixed-for-floating rate swap instruments as of June 30, 2016. The stated interest rate disclosed above includes the impact of these swaps.

The following table presents a summary of our covenants and our actual results for each of the five quarters ended June 30, 2016, calculated in accordance with the terms of our credit facilities:

Portfolio-Level Covenants:	Covenant	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Leverage	< 60%	44.8%	42.9%	45.1%	42.2%	35.1%
Fixed Charge Coverage	> 1.50	2.7	2.6	2.6	2.5	2.4
Secured Indebtedness	< 55%	20.2%	23.2%	24.0%	22.9%	24.4%

Unencumbered Pool Covenants:
Leverage	< 60%	38.8%	34.2%	38.4%	35.5%	21.6%
Unsecured Interest Coverage	>2.0	6.9	6.2	7.7	9.3	9.4

Page | 15

FINANCE & CAPITAL (continued)
The following table presents a detailed analysis of our borrowings outstanding as of June 30, 2016 (dollar amounts in thousands):

Borrowings	Principal Balance	Secured / Unsecured	Maturity Date	Extension Options	% of Total Borrowings	Fixed or Floating Interest Rate	Current Interest Rate
Bala Pointe	$24,000	Secured	9/1/2016	None	2.3%	Fixed	5.89%
Harborside	105,327	Secured	12/10/2016	2 - 1 Year	10.3%	Fixed	5.50%
Total 2016	129,327				12.6%		5.57%
Shiloh Road	22,700	Secured	1/8/2017	None	2.2%	Fixed	5.57%
Bandera Road	21,500	Secured	2/8/2017	None	2.1%	Fixed	5.46%
Eastern Retail Portfolio	110,000	Secured	6/11/2017	None	10.7%	Fixed	5.51%
Wareham	24,400	Secured	8/8/2017	None	2.4%	Fixed	6.13%
Kingston	10,574	Secured	11/1/2017	None	1.0%	Fixed	6.33%
Sandwich	15,825	Secured	11/1/2017	None	1.6%	Fixed	6.33%
Total 2017	204,999				20.0%		5.69%
Bank of America Term Loan (1)	150,000	Unsecured	1/31/2018	2 - 1 Year	14.6%	Floating	1.92%
Line of Credit (1)	211,000	Unsecured	1/31/2019	1 - 1 Year	20.6%	Floating	1.94%
Shenandoah	10,681	Secured	9/1/2021	None	1.0%	Fixed	4.84%
Wells Fargo Term Loan (1)	200,000	Unsecured	2/27/2022	None	19.5%	Floating	3.11%
Norwell	4,694	Secured	10/1/2022	None	0.5%	Fixed	6.76%
Preston Sherry Plaza (2)	33,000	Secured	4/13/2023	None	3.2%	Fixed	3.05%
Greater DC Retail Center	70,000	Secured	12/1/2025	None	6.8%	Fixed	3.80%
Harwich	5,188	Secured	9/1/2028	None	0.5%	Fixed	5.24%
New Bedford	7,403	Secured	12/1/2029	None	0.7%	Fixed	5.91%
Total 2018 - 2029	691,966				67.4%		2.66%
Total borrowings	1,026,292				100.0%		3.63%
Add: mark-to-market adjustment on assumed debt	691
Less: net debt issuance costs	(5,864)
Total Borrowings (GAAP basis)	$1,021,119

(1)
$403.3 million of our term loan and line of credit borrowings are effectively fixed by the use of fixed-for-floating rate swap instruments as of June 30, 2016. The stated interest rates disclosed above include the impact of these swaps.

(2)
The Preston Sherry term loan was subject to an interest rate spread of 1.60% over one-month LIBOR. However, we have effectively fixed the interest rate of the borrowing using an interest rate swap at 3.051% for the term of the borrowing as of June 30, 2016.

Page | 16

REAL PROPERTIES
The following table describes our operating property portfolio as of June 30, 2016 (dollar and square feet amounts in thousands):

Market	Number of Properties	Gross Investment Amount	% of Gross Investment Amount	Net Rentable Square Feet	% of Total Net Rentable Square Feet	% Leased	Secured Indebtedness
Office Properties:
Northern New Jersey	1	$229,512	10.2%	594	6.4%	100.0%	$105,327
Austin, TX	3	154,667	6.9%	585	6.3%	97.5%	—
East Bay, CA	1	145,289	6.5%	405	4.3%	100.0%	—
San Francisco, CA	1	121,567	5.4%	265	2.8%	94.1%	—
Washington, DC	2	104,780	4.7%	304	3.3%	38.6%	—
Denver, CO	1	82,680	3.7%	257	2.8%	86.0%	—
South Florida	2	81,507	3.6%	363	3.9%	86.7%	—
Princeton, NJ	1	51,256	2.3%	167	1.8%	100.0%	—
Philadelphia, PA	1	43,887	2.0%	173	1.9%	82.4%	24,000
Silicon Valley, CA	1	42,354	1.9%	143	1.5%	100.0%	—
Dallas, TX	1	37,074	1.7%	155	1.7%	91.1%	33,000
Minneapolis/St Paul, MN	1	29,514	1.3%	107	1.1%	100.0%	—
Fayetteville, AR	1	11,695	0.5%	63	0.6%	100.0%	—
Total/Weighted Average Office: 13 markets with average annual rent of $32.44 per sq. ft.	17	1,135,782	50.7%	3,581	38.4%	90.4%	162,327
Industrial Properties:
Dallas, TX	1	35,811	1.6%	446	4.7%	35.1%	22,700
Central Kentucky	1	30,840	1.4%	727	7.8%	100.0%	—
Louisville, KY	4	27,595	1.2%	736	7.9%	88.5%	—
Total/Weighted Average Industrial: three markets with average annual rent of $3.55 per sq. ft.	6	94,246	4.2%	1,909	20.4%	80.4%	22,700
Retail Properties:
Greater Boston	26	546,232	24.5%	2,277	24.4%	95.7%	84,084
South Florida	2	106,616	4.8%	206	2.2%	97.3%	10,681
Philadelphia, PA	1	105,278	4.7%	426	4.6%	99.7%	67,800
Washington, DC	1	62,581	2.8%	233	2.5%	100.0%	70,000
Northern New Jersey	1	58,429	2.6%	223	2.4%	93.8%	—
Raleigh, NC	1	45,697	2.0%	142	1.5%	97.9%	26,200
Tulsa, OK	1	34,038	1.5%	101	1.1%	100.0%	—
San Antonio, TX	1	32,069	1.4%	161	1.7%	89.6%	21,500
Jacksonville, FL	1	19,552	0.8%	74	0.8%	20.3%	—
Total/Weighted Average Retail: nine markets with average annual rent of $17.43 per sq. ft.	35	1,010,492	45.1%	3,843	41.2%	94.9%	280,265
Grand Total/Weighted Average	58	$2,240,520	100.0%	9,333	100.0%	90.2%	$465,292

(1)	Based on executed leases as of June 30, 2016. If weighted by the fair value of each segment, our portfolio was 92.0% leased as of June 30, 2016.

(2)	Secured indebtedness represents the principal balance outstanding and does not include our mark-to-market adjustment on debt or net debt issuance costs.

Page | 17

LEASING ACTIVITY
The following graphs highlight our total portfolio and same store portfolio percentage leased at the end of each of the five quarters ended June 30, 2016, by segment and in total:

Page | 18

LEASING ACTIVITY (continued)
As of June 30, 2016, the weighted average remaining term of our leases was approximately 4.3 years, based on annualized base rent, and 4.7 years, based on leased square footage. The following table presents our lease expirations, by segment and in total, as of June 30, 2016 (dollars and square feet in thousands):

	Total				Office			Industrial			Retail
Year	Number of Leases Expiring	Annualized Base Rent	% of Total Annualized Base Rent	Square Feet	Number of Leases Expiring	Annualized Base Rent	Square Feet	Number of Leases Expiring	Annualized Base Rent	Square Feet	Number of Leases Expiring	Annualized Base Rent	Square Feet
2016 (1)	52	$3,030	1.8%	201	26	$1,658	75	1	$182	52	25	$1,190	74
2017	96	39,071	23.0%	1,228	44	34,864	899	2	189	53	50	4,018	276
2018	121	13,439	7.9%	643	62	8,574	345	2	142	40	57	4,723	258
2019	103	24,515	14.4%	1,192	46	13,895	447	2	1,313	212	55	9,307	533
2020	109	24,144	14.2%	1,209	36	9,561	385	1	299	105	72	14,284	719
2021	66	18,154	10.8%	1,658	23	7,823	260	3	3,135	1,021	40	7,196	377
2022	31	9,216	5.4%	509	12	4,004	143	—	—	—	19	5,212	366
2023	32	15,795	9.3%	637	16	11,576	383	—	—	—	16	4,219	254
2024	23	4,807	2.8%	322	5	1,634	83	—	—	—	18	3,173	239
2025	16	3,817	2.2%	197	5	2,012	72	1	182	51	10	1,623	74
2026	15	2,528	1.5%	102	6	1,128	31	—	—	—	9	1,400	71
Thereafter	17	11,320	6.7%	512	1	4,121	108	—	—	—	16	7,199	404
Total	681	$169,836	100.0%	8,410	282	$100,850	3,231	12	$5,442	1,534	387	$63,544	3,645

(1)	Includes 5 office leases, 1 industrial lease, and 7 retail leases with combined annualized base rent of approximately $448,000 that are on a month-to-month basis.

Page | 19

LEASING ACTIVITY (continued)
The following table presents our top 10 tenants by annualized base rent and their related industry sector, as of June 30, 2016 (dollars and square feet in thousands):

	Tenant	Locations	Industry Sector	Annualized Base Rent(1)	% of Total Annualized Base Rent	Square Feet	% of Occupied Square Feet
1	Charles Schwab & Co, Inc.	2	Securities, Commodities, Fin. Inv./Rel. Activities	$23,410	13.8%	602	7.2%
2	Sybase	1	Publishing Information (except Internet)	18,692	11.0%	405	4.8%
3	Stop & Shop	15	Food and Beverage Stores	14,168	8.3%	882	10.5%
4	Novo Nordisk	1	Chemical Manufacturing	4,627	2.7%	167	2.0%
5	Seton Health Care	1	Hospitals	4,339	2.6%	156	1.9%
6	Shaw's Supermarket	4	Food and Beverage Stores	3,944	2.3%	240	2.9%
7	I.A.M. National Pension Fund	1	Funds, Trusts and Other Financial Vehicles	3,023	1.8%	63	0.8%
8	TJX Companies	7	Clothing and Clothing Accessories Stores	2,998	1.8%	299	3.6%
9	Home Depot	1	Building Material and Garden Equipment and Supplies Dealers	2,469	1.5%	102	1.2%
10	Alliant Techsystems	1	Fabricated Metal Product Manufacturing	2,451	1.4%	107	1.3%
	Total	34		$80,121	47.2%	3,023	36.2%

(1)	Annualized base rent represents the annualized monthly base rent of executed leases as of June 30, 2016.

Page | 20

LEASING ACTIVITY (continued)
The following series of tables details leasing activity during the four quarters ended June 30, 2016:

Quarter	Number of Leases Signed	Gross Leasable Area ("GLA") Signed	Weighted Average Rent Per Sq. Ft.	Weighted Average Growth / Straight Line Rent	Weighted Average Lease Term (mos)	Tenant Improvements & Incentives Per Sq. Ft.	Average Free Rent (mos)
Office Comparable (1)
Q2 2016	7	13,009	$38.09	38.5%	87	$32.14	2.9
Q1 2016	12	33,241	34.82	52.4%	63	36.24	1.8
Q4 2015	19	48,504	27.98	27.5%	56	21.41	1.6
Q3 2015	14	79,831	35.11	33.4%	47	27.93	0.9
Total - twelve months	52	174,585	$33.30	35.9%	56	$28.01	1.4
Industrial Comparable (1)
Q2 2016	—	—	$—	—%	—	$—	—
Q1 2016	—	—	—	—%	—	—	—
Q4 2015	1	104,896	2.93	98.9%	62	1.44	2.0
Q3 2015	—	—	—	—%	—	—	—
Total - twelve months	1	104,896	$2.93	98.9%	62	$1.44	2.0
Retail Comparable (1)
Q2 2016	7	130,120	$16.22	11.5%	97	$0.33	—
Q1 2016	6	17,004	22.99	17.3%	56	1.18	—
Q4 2015	11	21,343	25.91	15.2%	37	1.45	—
Q3 2015	19	139,735	12.87	15.2%	75	2.00	—
Total - twelve months	43	308,202	$15.75	13.5%	81	$1.22	—
Total Comparable Leasing (1)
Q2 2016	14	143,129	$18.21	15.4%	96	$3.23	0.3
Q1 2016	18	50,245	30.82	41.7%	60	24.37	1.2
Q4 2015	31	174,743	12.69	30.8%	57	6.98	1.6
Q3 2015	33	219,566	20.95	24.9%	65	11.43	0.3
Total - twelve months	96	587,683	$18.67	25.7%	70	$9.22	0.8
Total Leasing
Q2 2016	25	297,843	$26.57		124	$36.49	3.7
Q1 2016	30	75,656	27.34		54	25.34	1.2
Q4 2015	42	239,990	11.27		46	6.65	1.2
Q3 2015	45	272,108	18.65		63	11.70	0.3
Total - twelve months	142	885,597	$20.06		78	$19.84	1.8

(1)
Comparable leases comprise leases for which prior leases were in place for the same suite within 12 months of executing a new lease. Comparable leases must have terms of at least six months and the square footage of the suite occupied by the new tenant cannot deviate by more than 50% from the size of the old lease’s suite.

Page | 21

INVESTMENT ACTIVITY
The following tables describe changes in our portfolio from December 31, 2014 through June 30, 2016 (dollars and square feet in thousands):

		Square Feet
Properties and Square Feet Activity	Number of Properties	Total	Office	Industrial	Retail
Properties owned as of
December 31, 2014	68	11,871	5,094	3,492	3,285
2015 Acquisitions	8	1,383	792	—	591
2015 Dispositions	(17)	(3,124)	(1,427)	(1,583)	(114)
Building remeasurement and other (1)	1	3	2	—	1
December 31, 2015	60	10,133	4,461	1,909	3,763
2016 Acquisitions	1	82	—	—	82
2016 Dispositions	(3)	(880)	(880)	—	—
Building remeasurement and other (1)	—	(2)	—	—	(2)
June 30, 2016	58	9,333	3,581	1,909	3,843

(1)
Building remeasurements reflect changes in gross leasable area due to renovations or expansions of existing properties. In the first quarter of 2015 we retained one building of a two-building campus while disposing of the other building, resulting in an additional property that we did not previously consider a distinct property.

Property Acquisitions	Segment	Market	Acquisition Date	Number of Properties	Contract Purchase Price	Square Feet
(dollars and square feet in thousands)
2015:
Rialto	Office	Austin, TX	1/15/2015	1	$37,300	155
South Cape	Retail	Greater Boston	3/18/2015	1	35,450	143
City View	Office	Austin, TX	4/24/2015	1	68,750	274
Venture Corporate Center	Office	South Florida	8/6/2015	1	45,750	253
Shenandoah	Retail	South Florida	8/6/2015	1	32,670	124
Chester Springs	Retail	Northern New Jersey	10/8/2015	1	53,781	223
Yale Village	Retail	Tulsa, OK	12/9/2015	1	31,800	101
Bank of America Tower	Office	South Florida	12/11/2015	1	35,750	110
Total 2015				8	341,251	1,383

2016:
Suniland	Retail	South Florida	5/27/2016	1	66,500	82

Page | 22

INVESTMENT ACTIVITY (continued)

Property Dispositions	Segment	Market	Disposition Date	Number of Properties	Contract Sales Price	Square Feet
(dollars and square feet in thousands)
During 2015
Park Place	Office	Dallas, TX	1/16/2015	1	$46,600	177
Office and Industrial Portfolio	Office and Industrial	Various (1)	3/11/2015	12	398,635	2,669
Mt. Nebo	Retail	Pittsburgh, PA	5/5/2015	1	12,500	103
2100 Corporate Center Drive	Office	Los Angeles, CA	7/20/2015	1	12,549	111
Land parcel	N/A	Denver, CO	8/12/2015	—	7,577	—
DeGuigne	Office	Silicon Valley, CA	12/14/2015	1	16,750	53
Rockland 201 Market	Retail	Greater Boston	12/18/2015	1	1,625	11
Total for the year ended December 31, 2015				17	496,236	3,124

During 2016
Colshire Drive	Office	Washington, DC	2/18/2016	1	158,400	574
40 Boulevard	Office	Chicago, IL	3/1/2016	1	9,850	107
Washington Commons	Office	Chicago, IL	3/1/2016	1	18,000	199
Total for the six months ended June 30, 2016				3	$186,250	880

(1)
The Office and Industrial Portfolio comprised (i) six office properties comprising 1.1 million net rentable square feet located in Los Angeles, CA (three properties), Northern New Jersey, Miami, FL, and Dallas, TX, and (ii) six industrial properties comprising 1.6 million net rentable square feet located in Los Angeles, CA, Dallas, TX, Cleveland, OH, Chicago, IL, Houston, TX, and Denver, CO.

Page | 23

DEFINITIONS
This section contains an explanation of certain non-GAAP financial measures we provide in other sections of this document, as well as the reasons why management believes these measures provide useful information to investors about the Company’s financial condition or results of operations. Additional detail can be found in the Portfolio’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as other documents filed with or furnished to the Securities and Exchange Commission from time to time.

2015 Annual Report on Form 10-K
We refer to our Annual Report on Form 10-K for the period ended December 31, 2015, filed with the Securities and Exchange Commission on March 3, 2016, as our “2015 Annual Report on Form 10-K.”

Annualized Base Rent
Annualized base rent represents the annualized monthly base rent of leases executed as of June 30, 2016.

Comparable leases
Comparable leases comprise leases for which prior leases were in place for the same suite within 12 months of executing a new lease. Comparable leases must have terms of at least six months and the square footage of the suite occupied by the new tenant cannot deviate by more than 50% from the size of the old lease’s suite.

Funds From Operations (“FFO”)
We believe that FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expense. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that consists of net income (loss), calculated in accordance with GAAP, plus real estate-related depreciation and amortization and impairment of depreciable real estate, less gains (or losses) from dispositions of real estate held for investment purposes.

Company-Defined FFO
As part of its guidance concerning FFO, NAREIT has stated that the “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” As a result, modifications to FFO are common among REITs as companies seek to provide financial measures that meaningfully reflect the specific characteristics of their businesses. In addition to the NAREIT definition of FFO and other GAAP measures, we provide a Company-Defined FFO measure that we believe is helpful in assisting management and investors assess the sustainability of our operating performance. As described further below, our Company-Defined FFO presents a performance metric that adjusts for items that we do not believe to be related to our ongoing operations. In addition, these adjustments are made in connection with calculating certain of the Company’s financial covenants including its interest coverage ratio and fixed charge coverage ratio and therefore we believe this metric will help our investors better understand how certain of our lenders view and measure the financial performance of the Company and ultimately its compliance with these financial covenants. However, no single measure can provide users of financial information with sufficient information and only our disclosures read as a whole can be relied upon to adequately portray our financial position, liquidity and results of operations.

Our Company-Defined FFO is derived by adjusting FFO for the following items: acquisition-related expenses and gains and losses associated with extinguishment of debt and financing commitments. Historically, Management has also adjusted FFO for certain other adjustments that did not occur in any of the periods presented, and are further described in Item 7 of Part II of our 2015 Annual Report on Form 10-K, “Management’s Discussion and Analysis of Financial Condition and Results of Operations-How We Measure Our Performance.” Management’s evaluation of our future operating performance excludes these items based on the following economic considerations:

Acquisition-related expenses - For GAAP purposes, expenses associated with the efforts to acquire real properties, including efforts related to acquisition opportunities that are not ultimately completed, are recorded to earnings. We believe by excluding acquisition-related expenses, Company-Defined FFO provides useful supplemental information for management and investors when evaluating the sustainability of our operating performance, because these types of expenses are directly correlated to our investment activity rather than our ongoing operating activity.

Gains and losses on derivatives and on the extinguishment of debt and financing commitments -- Unrealized gains and losses on derivatives represent the gains or losses on the fair value of derivative instruments that are not accounted for as hedges of the underlying financing transactions. Such gains and losses may be due to the nonoccurrence of forecasted financings or ineffectiveness due to changes in the expected terms of financing transactions. As these gains or losses relate to underlying long-term assets and liabilities, where we are not speculating or trading assets, our management believes that any such gains or losses are not reflective of our ongoing operations. Losses on extinguishment of debt and financing commitments represent losses incurred as a result of the early retirement of debt obligations and breakage costs and fees incurred related to certain of our derivatives and other financing commitments. Such losses may be due to

Page | 24

DEFINITIONS (continued)
dispositions of assets, the repayment of debt prior to its contractual maturity or the nonoccurrence of forecasted financings. Our management believes that any such losses are not related to our ongoing operations. Accordingly, we believe by excluding anticipated gains or losses on derivatives and losses on extinguishment of debt and financing commitments, Company-Defined FFO provides useful supplemental information for management and investors when evaluating the sustainability of our operating performance.

We also believe that Company-Defined FFO allows investors and analysts to compare the performance of our portfolio with other REITs that are not currently affected by the adjusted items. In addition, as many other REITs adjust FFO to exclude the items described above, we believe that our calculation and reporting of Company-Defined FFO may assist investors and analysts in comparing our performance with that of other REITs. However, because Company-Defined FFO excludes items that are an important component in an analysis of our historical performance, such supplemental measure should not be construed as a complete historical performance measure and may exclude items that have a material effect on the value of our common stock.

Limitations of FFO and Company-Defined FFO

FFO (both NAREIT-defined and Company-Defined) is presented herein as a supplemental financial measure and has inherent limitations. We do not use FFO or Company-Defined FFO as, nor should they be considered to be, an alternative to net income (loss) computed under GAAP as an indicator of our operating performance, or as an alternative to cash from operating activities computed under GAAP, or as an indicator of liquidity or our ability to fund our short or long-term cash requirements, including distributions to stockholders. Management uses FFO and Company-Defined FFO as indications of our future operating performance and as a guide to making decisions about future investments. Our FFO and Company-Defined FFO calculations do not present, nor do we intend them to present, a complete picture of our financial condition and operating performance. In addition, other REITs may define FFO and an adjusted FFO metric differently and choose to treat acquisition-related expenses and potentially other accounting line items in a manner different from us due to specific differences in investment strategy or for other reasons; therefore, comparisons with other REITs may not be meaningful. Our Company-Defined FFO calculation is limited by its exclusion of certain items previously discussed, but we continuously evaluate our investment portfolio and the usefulness of our Company-Defined FFO measure in relation thereto. We believe that net income (loss) computed under GAAP remains the primary measure of performance and that FFO or Company-Defined FFO are only meaningful when they are used in conjunction with net income (loss) computed under GAAP. Further, we believe that our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and operating performance.

Specifically with respect to fees and expenses associated with the acquisition of real property, which are excluded from Company-Defined FFO, such fees and expenses are characterized as operational expenses under GAAP and included in the determination of net income (loss) and income (loss) from operations, both of which are performance measures under GAAP. The purchase of operating properties is a key strategic objective of our business plan focused on generating operating income and cash flow in order to fund our obligations and to make distributions to investors. However, as the corresponding acquisition-related costs are paid in cash, these acquisition-related costs negatively impact our GAAP operating performance and our GAAP cash flows from operating activities during the period in which properties are acquired. In addition, if we acquire a property after all offering proceeds from our public offerings have been invested, there will not be any offering proceeds to pay the corresponding acquisition-related costs. Accordingly, such costs will then be paid from other sources of cash such as additional debt proceeds, operational earnings or cash flow, net proceeds from the sale of properties, or other ancillary cash flows. Among other reasons as previously discussed, the treatment of acquisition-related costs is a reason why Company-Defined FFO is not a complete indicator of our overall financial performance, especially during periods in which properties are being acquired. Note that, pursuant to our valuation policies, acquisition expenses result in an immediate decrease to our NAV.

FFO and Company-Defined FFO may not be useful performance measures as a result of the various adjustments made to net income for the charges described above to derive such performance measures. Specifically, we intend to operate as a perpetual-life vehicle and, as such, it is likely for our operating results to be negatively affected by certain of these charges in the future, specifically acquisition-related expenses, as it is currently contemplated as part of our business plan to acquire additional investment properties which would result in additional acquisition-related expenses. Any change in our operational structure would cause the non-GAAP measure to be re-evaluated as to the relevance of any adjustments included in the non-GAAP measure. As a result, we caution investors against using FFO or Company-Defined FFO to determine a price to earnings ratio or yield relative to our NAV.

Further, FFO or Company-Defined FFO is not comparable to the performance measure established by the Investment Program Association (the “IPA”), referred to as “modified funds from operations,” or “MFFO,” as MFFO makes further adjustments including certain mark-to-market items and adjustments for the effects of straight-line rent. As such, FFO and Company-Defined FFO may not be comparable to the MFFO of non-listed REITs that disclose MFFO in accordance with the IPA standard. More specifically, Company-Defined FFO has limited comparability to the MFFO and other adjusted FFO metrics of those REITs that do not intend to operate as perpetual-life vehicles as such REITs have a defined acquisition stage. Because we do not have a defined acquisition stage, we may continue to acquire real estate and real estate-related investments for an indefinite period of time. Therefore, Company-Defined FFO may not reflect our future operating performance in the same manner that the MFFO or other adjusted FFO metrics of a REIT with a defined acquisition stage may reflect its operating performance after the REIT had completed its acquisition stage. Neither the Securities and Exchange Commission nor any other regulatory body, nor NAREIT, has adopted a set of standardized adjustments that includes the adjustments that we use to calculate Company-Defined FFO. In the future, the Securities and Exchange Commission or another regulatory body, or NAREIT, may decide to standardize the allowable adjustments across the non-listed REIT industry at which point we may adjust our calculation and characterization of Company-Defined FFO.

Page | 25

DEFINITIONS (continued)
Gross Investment Amount
The allocated gross basis of real property and debt related investments, after certain adjustments. Gross Investment Amount for real property (i) includes the effect of intangible lease liabilities, (ii) excludes accumulated depreciation and amortization, and (iii) includes the impact of impairments. Amounts reported for debt related investments represent our net accounting basis of the debt investments, which includes (i) unpaid principal balances, (ii) unamortized discounts, premiums, and deferred charges, and (iii) allowances for loan loss.

Net Operating Income (“NOI”) and NOI - Cash Basis

We also use NOI as a supplemental financial performance measure because NOI reflects the specific operating performance of our real properties and debt related investments and excludes certain items that are not considered to be controllable in connection with the management of each property, such as other-than-temporary impairment, gains and losses related to provisions for losses on debt related investments, gains or losses on derivatives, acquisition-related expenses, losses on extinguishment of debt and financing commitments, interest income, depreciation and amortization, general and administrative expenses, advisory fees, interest expense and noncontrolling interests. However, NOI should not be viewed as an alternative measure of our financial performance as a whole, since it does exclude such items that could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, we believe net income, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance. “NOI - Cash Basis” is NOI after eliminating the effects of straight-lining of rent and the impact of above- and below-market lease amortization and other non-cash amortization adjustments to rental revenue.

Non-Recurring Capital Expenditures

We classify capital expenditures that significantly increase a property’s ability to generate additional revenues relative to our initial underwriting as non-recurring capital expenditures. Examples of such capital expenditures may include property expansions, renovations or other significant strategic upgrades. Conversely, we classify capital expenditures incurred to maintain a property’s ability to generate expected revenues as “recurring.” In addition, we also classify the following capital expenditures as non-recurring:

•
First Generation Leasing Costs: We classify capital expenditures incurred to lease spaces for which we have either (i) never had a tenant or (ii) we expected a vacancy of the leasable space within two years of acquisition as non-recurring capital expenditures.

•
Value-Add Acquisitions: We define a Value-Add Acquisition as a property that we acquire with one or more of the following characteristics: (i) existing vacancy equal to or in excess of 20%, (ii) short-term lease roll-over, typically during the first two years of ownership, that results in vacancy in excess of 20% when combined with the existing vacancy at the time of acquisition or (iii) significant capital improvement requirements in excess of 20% of the purchase price within the first two years of ownership. We classify any capital expenditures in Value-Add Acquisitions as non-recurring until the property reaches the earlier of (i) stabilization, which we define as 90% leased or (ii) five years after the date we acquire the property.

•
Other Acquisitions: For property acquisitions that do not meet the criteria to qualify as Value-Add Acquisitions, we classify all anticipated capital expenditures within the first year of ownership as non-recurring.

Q2 2016 Quarterly Report on Form 10-Q

We refer to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the Securities and Exchange Commission on August 12, 2016, as our "Q2 Quarterly Report on Form 10-Q".

Same Store Properties

In our analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were in-service and owned by us throughout each period presented. We refer to properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us through the end of the latest period presented as “Same Store Properties.” “Same Store Properties” therefore exclude properties placed in-service, acquired, repositioned, or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired or treated as “in-service” for that property to be included in “Same Store Properties.” For the purposes of this supplement, our “Same Store Properties” include properties classified as held for sale in our annual financial statements at the end of the most recently completed period.

Valuation Procedures

We refer to our Valuation Procedures filed as Exhibit 99.1 to our 2015 Annual Report on Form 10-K as our “Valuation Procedures.”

Page | 26

Page | 27